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                                                                       Exhibit 5
                        Squire, Sanders & Dempsey L.L.P.
                             40 North Central Avenue
                                   Suite 2700
                             Phoenix, Arizona 85004


                                 March 27, 1998


American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

AAPC One Acquisition Corporation
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio 44512

AAPC Two Acquisition Corporation
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio 44512

American Glassmith Acquisition Corporation
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

Binnings Building Products, Inc.
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

Danvid Window Company
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

Denver Window Acquisition Corporation
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio 44512

Eagle & Taylor Company
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

Eagle Window & Door Center, Inc.
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio 44512

Forte, Inc.
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

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Modern Window Acquisition Corporation
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

Thermetic Glass, Inc.
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

VinylSource, Inc.
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512

Weather Seal Acquisition Corporation
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio 44512

Western Insulated Glass, Co.
c/o American Architectural Products Corporation
755 Boardman-Canfield Road
South Bridge Executive Center, Bldg. G West
Boardman, Ohio  44512


Gentlemen:

         Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") filed by American Architectural Products Corporation (the "Company") and AAPC One Acquisition Corporation, AAPC Two Acquisition Corporation, American Glassmith Acquisition Corporation, Binnings Building Products, Inc., Danvid Window Company (f/k/a DCI/DWC Acquisition Corporation), Denver Window Acquisition Corporation, Eagle & Taylor Company, Eagle Window & Door Center, Inc., Forte, Inc., Modern Window Acquisition Corporation, Thermetic Glass, Inc., VinylSource, Inc., Weather Seal Acquisition Corporation and Western Insulated Glass, Co. (collectively, the "Subsidiary Guarantors") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $125,000,000 aggregate principal amount of its 11 3/4% Senior Notes due 2007 ("Exchange Notes") for an equal principal amount of its outstanding 11 3/4% Senior Notes due 2007 ("Outstanding Notes") and the guarantee by the Subsidiary Guarantors of the Exchange Notes. The Outstanding Notes were issued, and the Exchange Notes are issuable, pursuant to an Indenture, dated as of December 10, 1997, among the Company, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee (the "Indenture"). We have examined the Indenture, the Outstanding Notes, the form of the Exchange Notes and such other documents and matters of law as we have deemed necessary for purposes of this opinion.


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         Based upon the foregoing, we are of the opinion that:

         1. The Exchange Notes, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and when issued in exchange for Outstanding Notes as contemplated in the Registration Statement, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

         2. The guarantees by the Subsidiary Guarantors of the Exchange Notes, when executed by the Subsidiary Guarantors in accordance with the provisions of the Indenture and when issued as contemplated in the Registration Statement, will constitute valid and binding obligations of the Subsidiary Guarantors, respectively, and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

         3. Under existing law, the exchange of the Exchange Notes for the Outstanding Notes pursuant to the Exchange Offer will not be treated as an "exchange," or otherwise as a taxable event, for federal income tax purposes.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.


                                         Respectfully submitted,

                                         Squire, Sanders & Dempsey L.L.P.

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